                           SCHEDULE 14C INFORMATION
            Information Statement Pursuant to Section 14(c) of the
                        Securities Exchange Act of 1934

Check the appropriate box:
/X/     Preliminary Information Statement
/ /     Confidential, for use of the Commission
        Only (as permitted by Rule 14c-5(d)(2))
/ /     Definitive Information Statement

                       PIMCO Funds: Multi-Manager Series
   -----------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
/X/     No fee required
/ / Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         (1)  Title of each class of securities to which
         transaction applies:
-----------------------------------------------------------------
         (2)  Aggregate number of securities to which transaction
         applies:
-----------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
-----------------------------------------------------------------
         (4)  Proposed maximum aggregate value of transaction:
-----------------------------------------------------------------
         (5)  Total fee paid:
-----------------------------------------------------------------
/ /      Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)  Amount Previously Paid:

         (2)  Form, Schedule or Registration Statement No.:

         (3)  Filing Party:

         (4)  Date Filed:

                             PIMCO CORE EQUITY FUND
                 a series of PIMCO Funds: Multi-Manager Series

                                                                   March 7, 2000
                             INFORMATION STATEMENT

                             I. General Information

   This Information Statement, which is first being mailed on or about March 7, 2000, is distributed in connection with the following actions expected to be taken by written consent of the Majority Shareholder (as defined below) of PIMCO Core Equity Fund (the "Fund"), a series of PIMCO Funds: Multi-Manager Series (the "Trust"): (1) to change the Fund's investment objective and make the objective non-fundamental; (2) to change the Fund's classification from a "diversified" to a "non-diversified" company and eliminate related fundamental policies of the Fund; and (3) to approve a new Investment Advisory Agreement for the Fund and re-approve the Agreement as necessary in connection with an anticipated change in control of the Fund's adviser, as more fully described below.

   It is expected that the Majority Shareholder will execute a written consent taking these actions on or about March 29, 2000. This document is required under the federal securities laws and is provided solely for your information. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

   The Trustees of the Trust set March 2, 2000 (the "Record Date") as the record date for determining the number of shares and the shareholders entitled to give consent and to receive this Information Statement. On the Record Date, PIMCO Advisors L.P. ("PIMCO Advisors" and also the "Majority Shareholder")
owned of record or beneficially     % of the outstanding shares of the Fund.
PIMCO Advisors is also the Fund's investment adviser, and is referred to herein as the "Adviser" in this capacity.

   The Fund currently has two classes of shares outstanding, the Institutional Class and the Administrative Class. On the Record Date,
Institutional Class shares and           Administrative Class shares of the
Fund were outstanding. As of the Record Date, the Trust believes that the Trustees and officers of the Trust, as a group, owned less than one percent of each class of shares of the Fund and the Fund as a whole.

   The table below sets forth information concerning the Majority Shareholder and other persons who owned of record or beneficially more than 5% of the noted class of shares of the Fund on the Record Date.

                                                                     Percentage
                                                                         of
                                                                     Outstanding
                                                              Shares  Shares of
Institutional Class                                           Owned  Class Owned
-------------------                                           ------ -----------
PIMCO Advisors L.P...........................................
800 Newport Center Drive, 6th Floor
Attn: Jesse Jue
Newport Beach, California 92660

National Financial Services Corporation for
Exclusive Benefit of their Customers[**].....................
P.O. Box 3908
Church Street Station
New York, New York 10008-3908

Donalson Lufkin & Jenrette**.................................
Pershing Division
P.O. Box 2052
Jersey City, New Jersey 07303

Administrative Class
--------------------

Donalson Lufkin & Jenrette**.................................
Pershing Division
P.O. Box 2052
Jersey City, New Jersey 07303

PIMCO Advisors L.P...........................................
800 Newport Center Drive, 6th Floor
Attn: Jesse Jue
Newport Beach, California 92660

Norwest Bank MN NA...........................................
FBO Hanna & Morton LLP
Employee 401K
2700 Snelling Avenue, Suite 300
Minneapolis, Minnesota 55479

National Financial Services Corporation for
Exclusive Benefit of their Customers[**].....................
P.O. Box 3908
Church Street Station
New York, New York 10008-3908

--------
* Entity owned 25% or more of the outstanding shares of beneficial interest of the Fund, and therefore may be presumed to "control" the Fund, as that term is defined in the Investment Company Act of 1940, as amended (the "1940 Act").


** Shares are believed to be held only as nominee.

   Proposals 1, 2 and 3 were approved by the Trustees, including a majority of those Trustees who are not "interested persons" (as defined in the 1940 Act) of the Fund or the Adviser (the "Independent Trustees"), at an in-person meeting held on March 2, 2000.

   The Proposals must also be approved by the Fund's shareholders. For each of Proposals 1, 2, and 3, this will require the consent of a "majority of the outstanding voting securities" of the Fund (as defined in the 1940 Act), which means the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of the Fund or (2) 67% or more of the shares of the Fund present at a meeting if more than 50% of the outstanding shares of the Fund are represented at the meeting in person or by proxy. As stated above, the Majority Shareholder has indicated that, as permitted by the Trust's By-laws, it intends to execute a written consent to be effective on or about March 29, 2000, which would by itself constitute the necessary shareholder approval of each Proposal in accordance with the 1940 Act. It is expected that each Proposal will be implemented effective April 1, 2000. No action is required to be taken by you as a shareholder of the Fund; this Information Statement is furnished to you solely for your information as required by relevant federal securities laws.

   At their March 2, 2000 meeting, the Trustees also granted approval for the Fund to change its name to "PIMCO Select Growth Fund" effective on or about April 1, 2000.

   Further information concerning the Fund is contained in Trust's Annual Report (relating to Institutional Class and Administrative Class shares) for the fiscal year ended June 30, 1999, and Semi-Annual Report (relating to Institutional Class and Administrative Class shares) for the fiscal period ended December 31, 1999, each of which may be obtained free of charge by writing to PIMCO Funds: Multi-Manager Series, 840 Newport Center Drive, Suite 300, Newport Beach, California 92660, or by telephoning 1-800-927-4645.

                                 II. Proposals

Proposal 1. To change the Fund's investment objective and make the objective non-fundamental.

   At the recommendation of the Adviser, the Trustees have approved (i) a change to the Fund's investment objective as described below and (ii) making the investment objective non-fundamental so that it may be changed in the future without shareholder approval.

   Under its current investment objective, the Fund "seeks long-term growth of capital, with income as a secondary objective." The Adviser has recommended that the Fund change its investment objective such that it "seeks long-term growth of capital; income is an incidental consideration."

   The change is proposed in connection with recent adjustments to the investment strategies used by the Adviser for the Fund. Effective February 8, 2000, the Fund's strategies are now substantially the same as those of PIMCO Growth Fund, another series of the Trust managed by the Adviser, except that the Fund invests in fewer securities than PIMCO Growth Fund, as described in Proposal 2 below. The Fund's proposed new investment objective, in which income is an incidental consideration, is identical to the current investment objective of PIMCO Growth Fund. Like PIMCO Growth Fund, the Adviser currently selects stocks for the Fund using a "growth" style. Previously, the Adviser used a "growth" style for approximately one-half of the Fund's portfolio, and a "value" style for the remainder of the portfolio. In applying the growth style, the Adviser causes the Fund to focus more on growth companies with higher price-to-earnings ("P/E") ratios and consistent, predictable earnings.

   The Adviser believes that the new investment objective is appropriate for the Fund because it will permit the Adviser to place less emphasis on income and more on each issuer's growth prospects, so that income may constitute a very small element of the Fund's total return as compared to capital appreciation.

   The Fund's current investment objective is fundamental, which means that it may not be changed without shareholder approval. In addition to the change proposed above, the Adviser also recommends that the Fund's investment objective be made non-fundamental, which would permit the Trustees to change the objective in the future without obtaining shareholder approval. The Adviser believes that this would provide the Fund with enhanced investment management flexibility to change its investment objective in response to market, industry or regulatory changes without the delay and costs associated with obtaining shareholder approval. The Fund has no current intention to further change its investment objective, but, if this matter is approved, the Trustees could thereafter change the objective at any time. Any such change would be disclosed in the Fund's prospectus, as supplemented from time to time.

   Trustees' Considerations. Based on the Adviser's recommendations, the Trustees unanimously recommend changing the Fund's investment objective and making the objective non-fundamental.

   In approving the proposals, the Trustees considered that the proposed investment objective is identical to the objective of PIMCO Growth Fund, and will represent less of a limitation on the growth investment style used by the Adviser on behalf of the Fund. The Trustees also considered the enhanced flexibility associated with making the Fund's investment objective non-fundamental, thereby permitting the Fund to change the objective in response to market and other developments without the delay and costs associated with obtaining shareholder approval. They noted that the Trustees would still have to approve any future change to the Fund's investment objective after considering the best interests of shareholders.

Proposal 2.  To change the Fund's classification from a "diversified" to a
             "non-diversified" company and eliminate related fundamental policies of the Fund.

   At the recommendation of the Adviser, the Trustees have approved a change in the Fund's classification from a "diversified company" to a "non-diversified" company under the 1940 Act and, in connection therewith, the elimination of related fundamental policies of the Fund regarding diversification.

   The Fund is currently classified as a "diversified company" pursuant to
Section 5(b)(1) of the 1940 Act. In general terms, this means that, with respect to seventy-five percent of the value of the Fund's total assets, the Fund may not invest in the securities of any one issuer if, immediately after the investment, (i) more than five percent of the value of the Fund's total assets would be invested in securities of that issuer or (ii) the investment would constitute more than ten percent of the outstanding voting securities of that issuer. These requirements do not apply to the Fund's holdings in cash and cash items (including receivables), Government securities, and securities of other investment companies. Under Section 5(b)(1), the remaining twenty-five percent of the Fund's total assets may be invested without regard to these requirements.

   As described in the Fund's Statement of Additional Information, the Fund observes two fundamental policies relating to its classification as a diversified company under Section 5(b)(1). Under these restrictions, the Fund may not:

     1. with respect to 75% of its assets, invest in a security if, as a result of such investment, more than 5% of its total assets (taken at market value at the time of such investment) would be invested in the securities of any one issuer, except that this restriction does not apply to securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities; and

     2. with respect to 75% of its assets, invest in a security if, as a result of such investment, it would hold more than 10% (taken at the time of such investment) of the outstanding voting securities of any one issuer, except that this restriction does not apply to securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities.

   In addition to the new growth management style described in Proposal 1 above, the Fund proposes to adopt a more focused investment strategy by investing in 15 to 25 issuers under normal circumstances. Previously, the Fund invested in approximately 40 issuers. The Fund's current diversification policies may inhibit the Fund in pursuing this new strategy, particularly if the Adviser deems it beneficial for the Fund to invest more than 5% of its assets in a number of issuers and/or a relatively high percentage of its assets in only a few issuers. Accordingly, the Adviser recommends that the Fund change its classification from a "diversified" to a "non-diversified" company to give the Fund additional flexibility to pursue a more focused strategy. In addition, the Adviser recommends that the Fund eliminate the fundamental policies described above, which impose substantially similar requirements as those specified in Section 5(b)(1).

   Trustees' Considerations. Based on the Adviser's recommendation, the Trustees unanimously recommend that the Fund change its classification to a "non-diversified" company and eliminate its related fundamental policies. The Trustees believe that these changes are appropriate because they will provide the Fund with additional flexibility in pursuing a focused investment strategy.

   In approving the proposals, the Trustees considered that changing the Fund's classification and eliminating its related fundamental policies involve potential risks. By permitting the Fund to focus investments in a smaller number of issuers, the Fund would be more susceptible to risks associated with a single economic, political or regulatory occurrence, and to factors affecting a particular issuer, such as management performance, financial leverage, or reduced demand for the issuer's goods and services. In this regard, the Trustees noted that the Fund's performance and share price are likely to fluctuate more sharply and less predictably than if the Fund remained diversified.

   The Trustees also considered that the Fund would, in any case, generally be limited by certain diversification requirements under the Internal Revenue Code of 1986 (the "Code") in order to qualify as a regulated investment company under the Code.

Proposal 3. Approval of a new Investment Advisory Agreement for the Fund.

   At the recommendation of the Adviser, the Trustees have approved a new Investment Advisory Agreement (the "New Agreement") between the Trust and the Adviser on behalf of the Fund. It is expected that the New Agreement will be entered into on or about April 1, 2000, effective with the consent of the Majority Shareholder. A description of the New Agreement, including the services provided thereunder, the procedures for its termination and renewal, and other services provided by the Adviser and its affiliates, is set forth below. The description is qualified in its entirety by reference to the form of New Agreement included as Appendix A to this Information Statement. Additional information about the Adviser is set forth below in the section entitled "Information About the Adviser."

   The New Agreement was approved by all the Trustees, including the Independent Trustees, at an in-person meeting held on March 2, 2000. The Trustees, including the Independent Trustees, have recommended approval of the New Agreement by shareholders.

   The Trustees last approved the continuance of the Fund's current Amended and Restated Investment Advisory Agreement (the "Current Agreement") on December 9, 1999. No actions have been taken with respect to the Current Agreement since that date, although the Trustees and shareholders approved a new investment advisory agreement for the Fund, which is substantially identical to the Current Agreement, in connection with a pending change in control of the Adviser as described under "Information Regarding Pending Change in Control of the Adviser" below. Prior to that approval, the shareholders of the Fund last approved the Current Agreement on December 28, 1994 in connection with the organization of the Fund.

Description of the New Agreement

   The New Agreement is identical in all material respects to the Current Agreement, except that the New Agreement reflects (i) an increase in the advisory fee payable to the Adviser thereunder from an annual rate of 0.57% to 0.60% of the Fund's average daily net assets and (ii) a change in the name of the Fund from "PIMCO Core Equity Fund" to "PIMCO Select Growth Fund."

   The New Agreement requires that, subject to the general supervision of the Trustees, the Adviser, either directly or through others engaged by it, provide a continuous investment program for the Fund and determine the composition of the assets of the Fund, including the determination of the purchase, retention or sale of securities, cash and other investments for the Fund. The Adviser provides or arranges for the provision of such services in accordance with the Fund's investment objective, investment policies and investment restrictions as stated in the Trust's registration statement filed with the Securities and Exchange Commission (the "SEC"), as supplemented or amended from time to time. The New Agreement provides that the Adviser may, at its expense and subject to its supervision, engage sub-advisers to render any or all of the investment advisory services that the Adviser would be obligated to provide under the New Agreement. The Adviser's PIMCO Equity Advisors division currently manages the Fund's portfolio and the Adviser does not retain a sub-adviser for the Fund.

   The New Agreement provides that it will, unless sooner terminated in accordance with its terms, continue in effect with respect to the Fund for a period of two years from its effective date and thereafter on an annual basis with respect to the Fund, provided such continuance is specifically approved at least annually (a) by the vote of a majority of the Board of Trustees of the Trust or (b) by the vote of a majority of the outstanding voting securities of the Fund, and provided continuance is also specifically approved by the vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval. The New Agreement provides that it terminates automatically in the event of its assignment (as defined by the 1940 Act) by the Adviser, and provides that it may not be materially amended without a majority vote of the outstanding voting securities of the Fund.

   The New Agreement may be terminated at any time, without the payment of any penalty, by the Trust by vote of a majority of the Board of Trustees or by vote of a majority of the outstanding voting securities of the Trust or, with respect to the Fund, by a vote of a majority of the outstanding voting securities of the Fund, upon 60 days' written notice to the Adviser, or by the Adviser upon 60 days' written notice to the Trust.

   The New Agreement provides that the Adviser shall not be subject to any liability arising out of any services rendered by it under the Agreement, except by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties under the Agreement.

   The New Agreement provides that the Adviser shall pay the expenses associated with maintaining its staff and personnel and shall, at its own expense, provide all services, equipment, office space and facilities necessary to perform its obligations under the Agreement.

   Comparative Fee and Expense Information. Under the Current Agreement, the Fund pays the Adviser a monthly fee based on average daily net assets of the Fund at an annual rate of 0.57% of such average daily net assets. For the fiscal year ended June 30, 1999, the Fund paid the Adviser $413,258 under the Current Agreement. Under the New Agreement, the Fund would pay the Adviser a monthly fee based on average daily net assets of the Fund at an annual rate of 0.60% of such average daily net assets. If the proposed fee under the New Agreement had been in effect during the fiscal year ended June 30, 1999, the Fund would have paid the Adviser $[435,008]. This represents a [5.26]% increase over the fee paid under the Current Agreement during such period.

   The tables and Examples on the next page are provided to assist shareholders in understanding and comparing the fees and expenses of buying and holding Institutional Class or Administrative Class shares of the Fund with the Current Agreement in effect, on the one hand, or the New Agreement, on the other. The information is based on the Fund's expenses for the fiscal year ended June 30, 1999.

Shareholder Fees (paid directly from your investment)

   Current Agreement  None
   New Agreement      None

Annual Fund Operating Expenses (expenses that are deducted from Fund assets)

Current Agreement:

                            Distribution and/or
                   Advisory       Service          Other     Total Annual Fund
Share Class          Fees      (12b-1) Fees     Expenses (1) Operating Expenses
-----------        -------- ------------------- ------------ ------------------
Institutional.....  0.57%          None            0.25%           0.82%
Administrative....  0.57%          0.25%           0.25%           1.07%
--------
(1)  Other Expenses reflect a 0.25% Administrative Fee paid by the Class.

New Agreement:

                            Distribution and/or
                   Advisory       Service          Other     Total Annual Fund
Share Class          Fees      (12b-1) Fees     Expenses (1) Operating Expenses
-----------        -------- ------------------- ------------ ------------------
Institutional.....  0.60%          None            0.25%           0.85%
Administrative....  0.60%          0.25%           0.25%           1.10%

--------
(1)  Other Expenses reflect a 0.25% Administrative Fee paid by the Class.

   Examples. The Examples below are intended to help you compare the cost of investing in Institutional Class or Administrative Class shares of the Fund with the Current or New Agreements in effect. The Examples assume that you invest $10,000 in the noted class of shares for the time periods indicated, and then redeem all your shares at the end of those periods. The Examples also assume that your investment has a 5% return each year, the reinvestment of all dividends and distributions, and the Fund's operating expenses remain the same. Although your actual costs and returns may be higher or lower, the Examples show what your costs would be based on these assumptions.

Current Agreement:

Share Class                                         Year 1 Year 3 Year 5 Year 10
-----------                                         ------ ------ ------ -------
Institutional......................................  $ 84   $262   $455  $1,014
Administrative.....................................  $109   $340   $590  $1,306

New Agreement:

Share Class                                         Year 1 Year 3 Year 5 Year 10
-----------                                         ------ ------ ------ -------
Institutional......................................  $ 87   $271   $471  $1,049
Administrative.....................................  $112   $350   $606  $1,306

Information About the Adviser

   The Adviser is a Delaware limited partnership organized in 1987. The Adviser provides investment management and advisory services to private accounts and institutional and individual clients and to mutual funds. Total assets under management by the Adviser and its subsidiary partnerships as of December 31, 1999 were approximately $260 billion. Additional information regarding the Adviser is provided on pages 13-14 of the Proxy Statement incorporated by reference into Appendix B to this Information Statement (the "Proxy Statement").

   As noted below under "Information Regarding Pending Change In Control of the Adviser", and described in greater detail under "Description of the Transaction" beginning on page 7 of the Proxy Statement, the corporate structure and certain management personnel of PIMCO Advisors are expected to change in connection with a pending acquisition of PIMCO Advisors Holdings L.P. ("PAH") by Allianz of America, Inc. ("Allianz of America"). Mr. Cvengros has elected not to continue his employment with PIMCO Advisors and is expected to resign as a Trustee of the Trust after the transaction.

Information Regarding Pending Change in Control of the Adviser

   As discussed in more detail in the Proxy Statement, on October 31, 1999, PIMCO Advisors, its two general partners, PAH and PIMCO Partners GP ("Partners GP"), certain of their affiliates, Allianz of America, and certain other parties entered into an Implementation and Merger Agreement pursuant to which Allianz of America will acquire majority ownership of PIMCO Advisors (the "Transaction"). See "Description of the Transaction" beginning on page 7 of the Proxy Statement for a description of, among other matters, the Transaction, the post-transaction structure and operations of PIMCO Advisors, and a description of Allianz of America and its affiliates.

   It was initially anticipated that the Transaction would be completed by the end of the first quarter of 2000. It is now expected that the Transaction will
be completed by [the end of    2000], although there is no assurance that the
Transaction will be completed.

   PIMCO Advisors will undergo a change in control as a result of the consummation of the Transaction, resulting in the automatic termination of (i) the Current Agreement if it remains in effect, or (ii) the New Agreement proposed above if it is entered into prior to the completion of the Transaction.

   As proposed in the Proxy Statement, at a meeting held on March 3, 2000, shareholders of the Fund approved a new investment advisory agreement (the "Pending Agreement"), which is substantially identical to the Current Agreement, to replace the Current Agreement upon its termination as a result of the Transaction. See Proposal I beginning on page 11 of the Proxy Statement.

   Should the New Agreement be entered into prior to the completion of the Transaction (thereby replacing the Current Agreement), the Trustees, including the Independent Trustees, have approved the renewal of the New Agreement upon its termination as a result of the Transaction. This approval occurred at an in-person meeting held on March 2, 2000. The Majority Shareholder has indicated that, to the extent necessary, it intends to re-approve the New Agreement should it be entered into before (and, hence, be terminated as a result of) the Transaction.

   If the Transaction is not completed for any reason, (i) the New Agreement will remain in effect if it is entered into or (ii) the Current Agreement will remain in effect if the New Agreement is not entered into.

   Trustees' Considerations. In approving the New Agreement at their March 2, 2000 meeting, the Trustees, including the Independent Trustees, requested and evaluated information provided by the Adviser which, in the Adviser's opinion, constituted all information reasonably necessary for the Trustees to form a judgment as to whether the New Agreement would be in the best interests of the Fund and its shareholders.

   The Trustees considered the fact that the New Agreement would have terms and conditions substantially identical to those of the Current Agreement with the exception of the increase in the compensation payable to the Adviser thereunder. The Trustees believe that the proposed fee increase will allow the Adviser to continue to receive fees for its services that are competitive with fees paid by other mutual funds to high-quality investment managers. In recent years, the Trustees have noticed a general increase in the complexity of the investment process and in the competition for talented investment personnel and believe that the proposed increase will, over the long term, enable the Adviser to continue to provide high-quality management services to the Fund.

   In considering the New Agreement, the Trustees placed primary emphasis upon the nature and quality of the services being provided by the Adviser, taking into account the relative complexity of managing the Fund under its proposed new investment objective and strategies described in Proposals 1 and 2 above. The Trustees also considered the proposed higher advisory fees under the New Agreement, the recent investment performance of the Fund, and the other expenses paid by the Fund as compared to those of similar funds managed by other investment advisers.

   The Trustees also considered that, under both the Current and New Agreements, the Adviser may receive research services from brokers in connection with portfolio securities transactions for the Fund as described under "Other Information--Brokerage and Research Services" on page 32 of the Proxy Statement. The Trustees and the Adviser foresee no material changes to the Fund's brokerage arrangements resulting from the New Agreement.

   Regarding the pending change in control of the Adviser and proposal to re-approve the New Agreement, as necessary, in connection with the Transaction, the Trustees reconsidered all the matters described under "Approval of the New Advisory Agreement by the Trustees of the Trust" on page 14 of the Proxy Statement with respect to the New Agreement, including with respect to the advisory fee increase described above. After consideration of the foregoing factors and such other factors as the Trustees deemed relevant, the Trustees concluded that, should the Transaction occur after the New Agreement goes into effect, it would be appropriate and desirable for the Adviser to continue, after the Transaction, to act as investment adviser to the Fund under the New Agreement.

                            III. Other Information

   The Trust is a diversified, open-end management investment company organized in 1990 as a business trust under the laws of Massachusetts. The Trust is a series type company with twenty-[four] investment portfolios that are operational and whose shares are offered for sale. The address of the Trust is 840 Newport Center Drive, Suite 300, Newport Beach, California 92660.

Other Funds Managed by the Adviser

   The Adviser provides, directly or through sub-advisers, investment services to other funds having similar investment objectives to the Fund. The Table below sets forth a list of each such other fund and states the size of such other fund and the rate of compensation paid to the Adviser or its affiliates for the provision of investment services.

                                                                        Approximate Net Assets
                          Current Annual Portfolio Management Fee Rate   (in millions) as of
      Name of Fund        (as a percentage of average daily net assets)   December 31, 1999
      ------------        --------------------------------------------- ----------------------
PIMCO Variable Insurance
 Trust ("PVIT") Capital
 Appreciation
 Portfolio..............                      0.35%                            $[    ]
Centurion US Equity
 Fund...................                      0.30%                            $[    ]
Clearwater Growth Fund..                      0.15%                            $[    ]

   Information regarding the Adviser's brokerage arrangements for the Fund, certain Trustees and officers of the Trust, and the Fund's administrator and principal underwriter are provided under "Other Information--"Brokerage and Research Services' (page 32), "Certain Trustees and Officers of the Trust' (page 56), "Fund Administrator' (pages 56-57), and "Principal Underwriter' (page 57)" in the Proxy Statement. It is expected the Fund's administrative and distribution arrangements will remain the same whether or not any of the Proposals described herein are approved or implemented.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A
PROXY.

                                                                     Appendix A

                             AMENDED AND RESTATED
                         INVESTMENT ADVISORY AGREEMENT

   AGREEMENT, made the 15th day of November, 1994 and amended and restated
effective as of this    day of     , 199  between PIMCO Funds: Multi-Manager
Series ("Trust"), a Massachusetts business trust, and PIMCO Advisors L.P. ("Adviser"), a limited partnership.

   WHEREAS, the Trust is registered with the Securities and Exchange Commission ("SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

   WHEREAS, the Trust is authorized to issue shares of beneficial interest ("Shares") in separate series with each such series representing interests in a separate portfolio of securities and other assets; and

   WHEREAS, the Trust has established multiple series, including operational series or series that are expected to be operational that are designated as the PIMCO International Fund, PIMCO Capital Appreciation Fund, PIMCO Mid-Cap Growth Fund, PIMCO Small-Cap Growth Fund, PIMCO Micro-Cap Growth Fund, PIMCO Renaissance Fund, PIMCO International Growth Fund, PIMCO Growth Fund, PIMCO Target Fund, PIMCO Opportunity Fund, PIMCO Select Growth Fund (formerly, PIMCO Core Equity Fund), PIMCO Mid-Cap Equity Fund, PIMCO Innovation Fund, PIMCO Equity Income Fund, PIMCO Value Fund, PIMCO Small-Cap Value Fund, PIMCO Enhanced Equity Fund, PIMCO Structured Emerging Markets Fund, PIMCO Tax-Efficient Equity Fund, PIMCO Mega-Cap Fund, PIMCO Tax-Efficient Structured Emerging Markets Fund, PIMCO Funds Asset Allocation Series-90/10 Portfolio, PIMCO Funds Asset Allocation Series-60/40 Portfolio and PIMCO Funds Asset Allocation Series-30/70 Portfolio, such series together with any other series subsequently established by the Trust, with respect to which the Trust desires to retain the Adviser to render investment advisory services hereunder, and with respect to which the Adviser is willing to do so, being herein collectively referred to also as the "Funds"; and

   WHEREAS, the Adviser is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940; and

   WHEREAS, the Adviser is the parent company or an affiliate of other companies that render investment advisory services and are registered as investment advisers under the Investment Advisers Act of 1940; and

   WHEREAS, the Trust desires to retain the Adviser so that it and its subsidiaries and affiliates will render investment advisory services to the Funds in the manner and on the terms hereinafter set forth; and

   WHEREAS, the Adviser is willing to render such services and engage its subsidiaries, affiliates, and others to render such services to the Trust;

   NOW, THEREFORE, in consideration of the premises, the promises, and mutual covenants herein contained, it is agreed between the parties as follows:

1. Appointment. The Trust hereby appoints the Adviser to provide investment advisory services to the Trust with respect to the Funds for the period and on the terms set forth in this Agreement. The Adviser accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

  In the event the Trust establishes and designates additional series with respect to which it desires to retain the Adviser to render investment advisory services hereunder, it shall notify the Adviser in writing. If the Adviser is willing to render such services it shall notify the Trust in writing, whereupon such additional series shall become a Fund hereunder.

2. Duties. Subject to the general supervision of the Board of Trustees, the Adviser shall provide general, overall advice and guidance with respect to the Funds and provide advice and guidance to the Trust's

   Trustees. In discharging these duties the Adviser shall, either directly or indirectly through others ("Portfolio Managers") engaged by it pursuant to
   Section 3 of this Agreement, provide a continuous investment program for each Fund and determine the composition of the assets of each Fund, including determination of the purchase, retention, or sale of the securities, cash, and other investments for the Fund. The Adviser (or Portfolio Manager) will provide investment research and analysis, which may consist of a computerized investment methodology, and will conduct a continuous program of evaluation, investment, sales, and reinvestment of the Fund assets by determining the securities and other investments that shall be purchased, entered into, sold, closed, or exchanged for the Fund, when these transactions should be executed, and what portion of the assets of the Fund should be held in the various securities and other investments in which it may invest, and the Adviser (or Portfolio Manager) is hereby authorized to execute and perform such services on behalf of the Fund. To the extent permitted by the investment policies of the Fund, the Adviser (or Portfolio Manager) shall make decisions for the Fund as to foreign currency matters and make determinations as to the retention or disposition of foreign currencies or securities or other instruments denominated in foreign currencies or derivative instruments based upon foreign currencies, including forward foreign currency contracts and options and futures on foreign currencies, and shall execute and perform the same. The Adviser (or Portfolio Manager) will provide the services under this Agreement for each Fund in accordance with the Fund's investment objective or objectives, investment policies, and investment restrictions as stated in the Trust's Registration Statement filed on Form N-1A with the SEC as supplemented or amended from time to time.

  In performing these duties, the Adviser, either directly or indirectly through others selected by the Adviser:

  (a) Shall conform with the 1940 Act and all rules and regulations thereunder, all other applicable federal and state laws and regulations, with any applicable procedures adopted by the Trust's Board of Trustees, and with the provisions of the Trust's Registration Statement filed on Form N-1A as supplemented or amended from time to time.

  (b) Shall use reasonable efforts to manage each Fund so that it qualifies as a regulated investment company under Subchapter M of the Internal Revenue Code.

  (c) Is responsible, in connection with its responsibilities under this
      Section 2, for decisions to buy and sell securities and other investments for the Funds, for broker-dealer and futures commission merchant ("FCM") selection, and for negotiation of commission rates. The Adviser's (or Portfolio Manager's) primary consideration in effecting a security or other transaction will be to obtain the best execution for the Fund, taking into account the factors specified in the Prospectus and Statement of Additional Information for the Trust, as they may be amended or supplemented from time to time. Subject to such policies as the Board of Trustees may determine and consistent with Section 28(e) of the Securities Exchange Act of 1934, the Adviser (or Portfolio Manager) shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Fund to pay a broker or dealer, acting as agent, for effecting a portfolio transaction at a price in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Adviser (or Portfolio Manager) determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Adviser's (or Portfolio Manager's) overall responsibilities with respect to the Fund and to their other clients as to which they exercise investment discretion. To the extent consistent with these standards, and in accordance with Section 11(a) of the Securities Exchange Act of 1934 and Rule 11a2-(T) thereunder, and subject to any other applicable laws and regulations, the Adviser (or Portfolio Manager) is further authorized to allocate the orders placed by it on behalf of the Fund to the Adviser (or Portfolio Manager) if it is registered as a broker or dealer with the SEC, to its affiliate that is registered as a broker or dealer with the SEC, or to such brokers and dealers that also provide research or statistical research and material, or other services to the Fund or the Adviser (or Portfolio Manager). Such allocation shall be in such amounts and proportions as the Adviser shall determine consistent with the above standards, and, upon request, the Adviser will report on said allocation regularly to the Board of Trustees of the Trust indicating the broker-dealers to which such allocations have been made and the basis therefor.

  (d) May, on occasions when the purchase or sale of a security is deemed to be in the best interest of a Fund as well as any other investment advisory clients, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities to be so sold or purchased with those of its other clients where such aggregation is not inconsistent with the policies set forth in the Registration Statement. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Adviser (or Portfolio Manager) in a manner that is fair and equitable in the judgment of the Adviser (or Portfolio Manager) in the exercise of its fiduciary obligations to the Trust and to such other clients.

  (e) Will, in connection with the purchase and sale of securities for each Fund, arrange for the transmission to the custodian for the Trust on a daily basis, such confirmation, trade tickets, and other documents and information, including, but not limited to, Cusip, Sedol, or other numbers that identify securities to be purchased or sold on behalf of the Fund, as may be reasonably necessary to enable the custodian to perform its administrative and recordkeeping responsibilities with respect to the Fund, and, with respect to portfolio securities to be purchased or sold through the Depository Trust Company, will arrange for the automatic transmission of the confirmation of such trades to the Trust's custodian.

  (f) Will make available to the Trust, promptly upon request, any of the Funds' investment records and ledgers as are necessary to assist the Trust to comply with requirements of the 1940 Act and the Investment Advisers Act of 1940, as well as other applicable laws, and will furnish to regulatory authorities having the requisite authority any information or reports in connection with such services which may be requested in order to ascertain whether the operations of the Trust are being conducted in a manner consistent with applicable laws and regulations.

  (g) Will regularly report to the Trust's Board of Trustees on the investment program for each Fund and the issuers and securities represented in each Fund's portfolio, and will furnish the Trust's Board of Trustees with respect to the Funds such periodic and special reports as the Trustees may reasonably request.

3. Appointment of Portfolio Managers. The Adviser may, at its expense and subject to its supervision, engage one or more persons, including, but not limited to, subsidiaries and affiliated persons of the Adviser, to render any or all of the investment advisory services that the Adviser is obligated to render under this Agreement including, for one or more of the Funds and, to the extent required by applicable law, subject to the approval of the Trust's Board of Trustees and/or the shareholders of one or more of the Funds, a person to render investment advisory services including the provision of a continuous investment program and the determination of the composition of the securities and other assets of such Fund or Funds.

4. Documentation. The Trust has delivered copies of each of the following documents to the Adviser and will deliver to it all future amendments and supplements thereto, if any:

  (a) the Trust's Registration Statement as filed with the SEC and any amendments thereto; and

  (b) exhibits, powers of attorneys, certificates and any and all other documents relating to or filed in connection with the Registration Statement described above.

   The Adviser has delivered to the Trust copies of the Adviser's and the Portfolio Managers' Uniform Application for Investment Adviser Registration on Form ADV, as filed with the SEC. The Adviser agrees to provide the Trust with current copies of the Adviser's and the Portfolio Managers' Forms ADV, and any supplements or amendments thereto, as filed with the SEC.

5. Records. The Adviser agrees to maintain and to preserve for the periods prescribed under the 1940 Act any such records as are required to be maintained by the Adviser with respect to the Funds by the 1940 Act. The Adviser further agrees that all records which it maintains for the Funds are the property of the Trust and it will promptly surrender any of such records upon request.

6. Expenses. During the term of this Agreement, the Adviser will pay all expenses incurred by it in connection with its obligations under this Agreement, except such expenses as are assumed by the Funds under this Agreement and any expenses that are paid by a party other than the Trust under the terms of any other agreement to which the Trust is a party or a third-party beneficiary. The Adviser further agrees to pay or cause its subsidiaries or affiliates to pay all salaries, fees, and expenses of any officer or Trustee of the Trust who is an officer, director, or employee of the Adviser or a subsidiary or affiliate of the Adviser. The Adviser assumes and shall pay for maintaining its staff and personnel and shall, at its own expense provide the equipment, office space, and facilities necessary to perform its obligations under this Agreement. The Adviser shall not, under the terms of this Agreement, bear the following expenses (although the Adviser or an affiliate may bear certain of these expenses under one or more other agreements):

  (a) Expenses of all audits by Trust's independent public accountants;

  (b) Expenses of the Trust's transfer agent(s), registrar, dividend disbursing agent(s), and shareholder recordkeeping services;

  (c) Expenses of the Trust's custodial services, including recordkeeping services provided by the custodian;

  (d) Expenses of obtaining quotations for calculating the value of each Fund's net assets;

  (e) Expenses of obtaining Portfolio Activity Reports for each Fund;

  (f) Expenses of maintaining the Trust's tax records;

  (g) Salaries and other compensation of any of the Trust's executive officers and employees, if any, who are not officers, directors, stockholders, or employees of the Adviser, its subsidiaries or affiliates, or any Portfolio Manager of the Trust;

  (h) Taxes, if any, levied against the Trust or any of its Funds;

  (i) Brokerage fees and commissions in connection with the purchase and sale of portfolio securities for any of the Funds;

  (j) Costs, including the interest expenses, of borrowing money;

  (k) Costs and/or fees incident to meetings of the Trust's shareholders, the preparation and mailings of prospectuses and reports of the Trust to its shareholders, the filing of reports with regulatory bodies, the maintenance of the Trust's existence and qualification to do business, and the registration of shares with federal and state securities authorities;

  (l) The Trust's legal fees, including the legal fees related to the registration and continued qualification of the Trust's shares for sale;

  (m) Costs of printing certificates representing shares of the Trust;

  (n) Trustees' fees and expenses to trustees who are not officers, employees, or stockholders of the Adviser, its subsidiaries or affiliates, or any Portfolio Manager of the Trust;
  (o) The Trust's pro rata portion of the fidelity bond required by Section 17(g) of the 1940 Act, or other insurance premiums;

  (p) Association membership dues;

  (q) Extraordinary expenses as may arise, including expenses incurred in connection with litigation, proceedings, other claims and the legal obligations of the Trust to indemnify its trustees, officers, employees, shareholders, distributors, and agents with respect thereto; and

  (r) Organizational and offering expenses and, if applicable, reimbursement (with interest) of underwriting discounts and commissions.

7. Liability. The Adviser shall give the Trust the benefit of the Adviser's best judgment and efforts in rendering services under this Agreement. The Adviser may rely on information reasonably believed by it to be accurate and reliable. As an inducement for the Adviser's undertaking to render services under this Agreement, the Trust agrees that neither the Adviser nor its stockholders, partners, limited partners, officers, directors, employees, or agents shall be subject to any liability for, or any damages, expenses or losses incurred in connection with, any act or omission or mistake in judgment connected with or arising out of any services rendered under this Agreement, except by reason of willful misfeasance, bad faith, or gross negligence in performance of the Adviser's duties, or by reason of reckless disregard of the Adviser's investment advisory obligations and duties under this Agreement.

8. Independent Contractor. The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Board of Trustees of the Trust from time to time, have no authority to act for or represent the Trust in any way or otherwise be deemed its agent.

9. Compensation. As compensation for the services rendered under this Agreement, the Trust shall pay to the Adviser a fee at an annual rate of the average daily net assets of each of the Funds as set forth on the Schedule attached hereto. The fees payable to the Adviser for all of the Funds shall be computed and accrued daily and paid monthly. If the Adviser shall serve for less than any whole month, the foregoing compensation shall be prorated.

10. Non-Exclusivity. It is understood that the services of the Adviser hereunder are not exclusive, and the Adviser shall be free to render similar services to other investment companies and other clients whether or not their investment objectives are similar to those of any of the Funds.

11. Term and Continuation. This Agreement shall take effect as of the date hereof, and shall remain in effect, unless sooner terminated as provided herein, with respect to a Fund for a period of two years following the date set forth on the attached Schedule. This Agreement shall continue thereafter on an annual basis with respect to a Fund provided that such continuance is specifically approved at least annually (a) by the vote of a majority of the Board of Trustees of the Trust, or (b) by vote of a majority of the outstanding voting shares of the Fund, and provided continuance is also approved by the vote of a majority of the Board of Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of the Trust, or the Adviser, cast in person at a meeting called for the purpose of voting on such approval. This Agreement may not be materially amended without a majority vote of the outstanding voting shares (as defined in the 1940 Act) of the pertinent Fund or Funds.

   However, any approval of this Agreement by the holders of a majority of the outstanding shares (as defined in the 1940 Act) of a particular Fund shall be effective to continue this Agreement with respect to such Fund notwithstanding
(a) that this Agreement has not been approved by the holders of a majority of the outstanding shares of any other Fund or (b) that this Agreement has not been approved by the vote of a majority of the outstanding shares of the Trust, unless such approval shall be required by any other applicable law or otherwise. This Agreement will terminate automatically with respect to the services provided by the Adviser in event of its assignment, as that term is defined in the 1940 Act, by the Adviser.

   This Agreement may be terminated:

  (a) by the Trust at any time with respect to the services provided by the Adviser, without the payment of any penalty, by vote of a majority of the Board of Trustees of the Trust or by a vote of a majority of the outstanding voting shares of the Trust or, with respect to a particular Fund, by vote of a majority of the outstanding voting shares of such Fund, on 60 days' written notice to the Adviser or, in the case of the PIMCO Growth Fund, PIMCO Target Fund, PIMCO Opportunity Fund, PIMCO Innovation Fund, PIMCO Renaissance Fund and PIMCO International Fund, by a vote of a majority of the Trustees of the Trust who are not "interested persons" (as such term is defined in the 1940 Act) of the Trust;

  (b) by the Adviser at any time, without the payment of any penalty, upon 60 days' written notice to the Trust.

12. Use of Name. It is understood that the name "PIMCO Advisors L.P." or "PIMCO" or any derivative thereof or logo associated with those names are the valuable property of the Adviser and its affiliates, and that the Trust and/or the Funds have the right to use such names (or derivatives or logos) only so long as this Agreement shall continue with respect to such Trust and/or Funds. Upon termination of this Agreement, the Trust (or
    Fund) shall forthwith cease to use such names (or derivatives or logos) and, in the case of the Trust, shall promptly amend its Declaration of Trust to change its name.

13. Notices. Notices of any kind to be given to the Advisor by the trust shall be in writing and shall be duly given if mailed or delivered to the Adviser at 800 Newport Center Drive, Newport Beach, California 92660, or to such other address or to such individual as shall be specified by the Adviser. Notices of any kind to be given to the Trust by the Adviser shall be in writing and shall be duly given if mailed or delivered to 840 Newport Center Drive, Newport Beach, California 92660, or to such other address or to such individual as shall be specified by the Trust.

14. Fund Obligation. A copy of the Trust's Second Amended and Restated Agreement and Declaration of Trust is on file with the Secretary of The Commonwealth of Massachusetts and notice is hereby given that the Agreement has been executed on behalf of the Trust by a trustee of the Trust in his or her capacity as trustee and not individually. The obligations of this Agreement shall only be binding upon the assets and property of the Trust and shall not be binding upon any trustee, officer, or shareholder of the Trust individually.

15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original.

16. Miscellaneous

  (a) This Agreement shall be governed by the laws of California, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Investment Advisers Act of 1940, or any rule or order to the SEC thereunder.

  (b) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable. To the extent that any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise with regard to any part hereunder, such provisions with respect to other parties hereto shall not be affected thereby.

  (c) The captions in this Agreement are included for convenience only and in no way define any of the provisions hereof or otherwise affect their construction or effect.

   IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below on the day and year first above written.

                                         PIMCO FUNDS: MULTI-MANAGER SERIES

Attest:____________________________       By:________________________________

Title:_____________________________       Title:_____________________________

                                         PIMCO ADVISORS, L.P.

Attest:____________________________       By:________________________________

Title:_____________________________       Title:_____________________________

                        Schedule to Amended and Restated
                         Investment Advisory Agreement

                                                            Fee    Effective
                            Fund                            Rate     Date
                            ----                            ----  -----------
PIMCO Tax-Efficient Equity Fund............................  .45%  06/04/1998
PIMCO Capital Appreciation Fund............................  .45%  11/15/1994
PIMCO Mega-Cap Fund........................................  .45% [  /  /1999]
PIMCO Mid-Cap Growth Fund..................................  .45%  11/15/1994
PIMCO Tax-Efficient Structured Emerging Markets Fund.......  .45%  09/04/1997
PIMCO Equity Income Fund...................................  .45%  11/15/1994
PIMCO Value Fund...........................................  .45%  11/15/1994
PIMCO Enhanced Equity Fund.................................  .45%  11/15/1994
PIMCO Structured Emerging Markets Fund.....................  .45%  09/15/1996
PIMCO Growth Fund..........................................  .50%  01/14/1997
PIMCO International Fund...................................  .55%  01/14/1997
PIMCO Target Fund..........................................  .55%  01/14/1997
PIMCO Select Growth Fund (formerly, PIMCO Core Equity
 Fund).....................................................  .60%
PIMCO Renaissance Fund.....................................  .60%  01/14/1997
PIMCO Small-Cap Value Fund.................................  .60%  11/15/1994
PIMCO Mid-Cap Equity Fund..................................  .63%  11/15/1994
PIMCO Opportunity Fund.....................................  .65%  01/14/1997
PIMCO Innovation Fund......................................  .65%  01/14/1997
PIMCO International Growth Fund............................  .75%  09/04/1997
PIMCO Small-Cap Growth Fund................................ 1.00%  11/15/1996
PIMCO Micro-Cap Growth Fund................................ 1.25%  11/15/1996

                                                                      Appendix B

           The Proxy Statement dated January 12, 2000 of PIMCO Funds:
           Multi-Manager Series is incorporated by reference herein.

                                      B-1